UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

COMPLIANCE SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54007	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 409-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of a Consulting Agreement with Mirador Consulting, LLC (“Mirador”) the Company, on or about June 24, 2013, has issued to Mirador one million (1,000,000) shares of its unregistered, restricted shares of common stock in exchange for certain financial related consulting services. The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

COMPLIANCE SYSTEMS CORPORATION

By:	/s/ Barry M. Brookstein
Barry M. Brookstein,
Chief Executive Officer and Chief Financial Officer

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